Exhibit 99.1

McEwen Mining Receives Final Environmental Permit for

Construction and Operation of El Gallo 2 Project

TORONTO, ONTARIO - (January 21, 2014) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce that the Secretariat of Environment and Natural Resources (SEMARNAT) for the State of Sinaloa, Mexico, has approved the Company’s Change of Land Use application for El Gallo 2. This final environmental permit allows for the construction and operation of the proposed mine. El Gallo 2 is projected to produce an average of 95,000 gold eq. ounces per year (5.2 million ounces of silver and 6,100 ounces of gold) at an approximate cash cost of $750 per gold eq. ounce (including all pre-strip and Mexican royalties).  All in sustaining costs have been estimated at approximately $800 per gold eq. ounce (including an estimated $5 million per year on exploration). Gold equivalent ounces are calculated by converting silver into gold using a 60:1 exchange ratio.

McEwen Mining and its engineering contractors are conducting on-going studies in order to reduce the estimated capital expenditures associated with El Gallo 2. The Company believes that approximately $20 million in capital costs can be reduced from previous estimates with minimal impact on production by: 1) reducing the number of leach tanks; 2) building a smaller Merrill Crowe process plant / refinery; 3) using modular crushers; and, 4) reducing the number of transformers. To date $10 million of the estimated final construction cost has been spent. With these projected savings and taking into account the funds spent to date, approximately $150 million would be required in order to complete the mine.

“We would like to congratulate our teams in Toronto and Mexico for their dedication and hard work. In addition, McEwen Mining wishes to extend its sincere gratitude and thanks to the SEMARNAT offices in Sinaloa State and Mexico City. This process took 5 months from start to finish and shows what is possible when the public and private sectors work together to achieve a common goal”, stated Rob McEwen, Chairman and Chief Owner and Ian Ball, President.

A final decision to proceed with the construction of El Gallo 2 has not been made. The Company plans to complete its cost savings studies and review financing alternatives. Although the Company believes this is an ideal environment to build El Gallo 2 due to the abundance of skilled labour and supplies, any decision to proceed would be based on securing financing on more attractive terms than those currently available. The Company believes receiving the final permit for El Gallo 2 will help facilitate this process. The Company will provide an update during its Q4 financial update, which is scheduled for early March. At December 31, 2013, McEwen had cash and gold/silver bullion totaling $26 million and was debt free.

Two additional permits associated with El Gallo 2 will be submitted in Q1 2014. These permits will not prevent construction from proceeding. One of these permits is to allow for the mining of a satellite deposit, Palmarito, in 2016. The second permit is for a right-of-way for electrical power to connect to the process plant. Construction of the mine could begin with power provided by generators with the option of later connecting to the electrical grid.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by creating a high growth gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz,

Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Mexico and Nevada.

McEwen Mining has 297,159,359 shares issued and outstanding at January 21, 2014. Rob McEwen, Chairman, and Chief Owner, owns 25% of the shares of the Company.

TECHNICAL INFORMATION:

This news release has been reviewed and approved by William Faust, PE, McEwen Mining’s Chief Operating Officer, who is a Qualified Person as defined by National Instrument 43-101 (“NI 43-101”). For additional information about the El Gallo complex see the technical report titled “Resource Estimate for the El Gallo Complex, Sinaloa State, Mexico” dated August 30, 2013 with an effective date of June 30, 2013, prepared by John Read, C.P.G., and Luke Willis, P. Geo. Mr. Read and Mr. Willis are not considered independent of the Company as defined by NI 43-101.

There are significant risks and uncertainty associated with construction, commencing production or changing production plans without a current feasibility, pre-feasibility or scoping study. Although the subject of a 2012 feasibility study, the Company does not have a current feasibility study on the El Gallo 2 project. As such, El Gallo 2 may ultimately be determined to lack one or more geological, engineering, legal, operating, economic, social, environmental, and other relevant factors reasonably required to serve as the basis for a final decision to complete the expansion of all or part of this project.

The foregoing news release and technical reports are available under the Corporation’s profile on SEDAR (www.sedar.com).

CAUTIONARY NOTE TO US INVESTORS

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this news release, we have provided non-U.S. GAAP (“non-GAAP”) performance measures. Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

Total cash costs consist of mining, processing, on-site general and administrative costs, royalty costs, refining and treatment charges, sales costs and operational stripping costs. All-in sustaining cash costs consist of total cash costs (as described above), plus environmental rehabilitation costs, mine site exploration and sustaining capital expenditures. Depreciation is excluded from both total cash costs and all-in sustaining cash costs. Total cash cost and all-in sustaining cash cost per ounce are calculated on a co-product basis by dividing the respective proportionate share of the total cash costs and all-in sustaining cash costs for the period attributable to each metal by the ounces of each respective metal sold.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, risks related to the receipt of required permits and other governmental approvals, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com